As filed with the Securities and Exchange            Registration No. 333-24645
Commission on November 18, 1997

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Aetna Life Insurance and Annuity Company
                ------------------------------------------------
                                   Connecticut
                ------------------------------------------------
                                   71-0294708
                ------------------------------------------------
       151 Farmington Avenue, Hartford, Connecticut 06156, (860) 273-4686
   --------------------------------------------------------------------------

                           Julie E. Rockmore, Counsel
                    Aetna Life Insurance and Annuity Company
            151 Farmington Avenue, RE4A, Hartford, Connecticut 06156
                                 (860) 273-4686
                ------------------------------------------------
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

-------------------------------------------------------------------------------

The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [XX]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              CROSS REFERENCE SHEET
                           Pursuant to Regulation S-K
                                   Item 501(b)

                                                                          Location in Prospectus Dated May 1,
                                                                                  1997 and as Amended
Form S-2                                                                          by Supplement Dated
Item No.                  Information Required in Prospectus                       November 28, 1997

   1         Forepart of the Registration Statement and Outside
                 Front Cover Page of
                 Prospectus ......................................      Outside Front Cover

   2         Inside Front and Outside Back Cover                        Table of Contents (inside front cover)
                 Pages of Prospectus..............................

   3         Summary Information..................................      Summary, and as amended

             Risk Factors and Ratio of Earnings to Fixed Charges..      Not Applicable

   4         Use of Proceeds......................................      Investments

   5         Determination of Offering Price......................      Not Applicable

   6         Dilution.............................................      Not Applicable

   7         Selling Security Holders.............................      Not Applicable

   8         Plan of Distribution.................................      Distribution of Contracts

   9         Description of Securities to be                            Description of the Guaranteed Account,
                 Registered.......................................      and as amended

   10        Interests of Named Experts and
                 Counsel..........................................      Not Applicable

                                                                          Location in Prospectus Dated May 1,
                                                                                  1997 and as Amended
Form S-2                                                                          by Supplement Dated
Item No.                Information Required in Prospectus                         November 28, 1997

   11        Information with Respect to the
             Registrant...........................................      Not Applicable

   12        Incorporation of Certain Information                       Incorporation of Certain Documents by
             by Reference.........................................      Reference; Experts

   13        Disclosure of Commission Position
             on Indemnification for Securities
             Act Liabilities......................................      Not Applicable

                   AETNA LIFE INSURANCE AND ANNUITY COMPANY
                            ALIAC GUARANTEED ACCOUNT
                            CREDITED INTEREST OPTION

      Supplement dated November 28, 1997 to Prospectus Dated May 1, 1997

The information in this supplement updates and amends the information contained in the Prospectus dated May 1, 1997 (the "Prospectus") and should be read with that Prospectus.

[bullet] Incorporation of Certain Documents By Reference

The following is added to the section entitled "Incorporation of Certain Documents By Reference" located on the inside cover of the Prospectus.

The Company's latest Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Commission pursuant to Section 15(d) of the Exchange Act, is incorporated by reference into this Prospectus.
Part I of Form 10-Q is part of this Supplement.

The Company's Quarterly Reports on Form 10-Q for the quarters ending March 31, 1997 and June 30, 1997, filed with the Commission pursuant to Section 15(d) of the Exchange Act, are incorporated by reference into this Prospectus.

[bullet] Additional Withdrawal Option

The following has been changed throughout the Prospectus:

"Additional Withdrawal Option" to "Systematic Distribution Option"

[bullet] Guaranteed Term

The definition of Guaranteed Term under the section entitled "Glossary" on page 3 of the Prospectus has been replaced with the following:

The period of time specified by the Company for which a specific Guaranteed Rate or Rates are offered on amounts invested during a specific Deposit Period. Guaranteed Terms are made available by the Company subject to the Company's terms and conditions, including, but not limited to, the Company's right to restrict allocations to new purchase payments or deposits (such as by prohibiting transfers into a particular Guaranteed Term from any other Guaranteed Term or from any other funding option or by prohibiting the reinvestment of Matured Term Value into a particular Guaranteed Term). The Company may offer more than one Guaranteed Term of the same duration and credit one with a different rate subject to certain restrictions such as requiring the use of the Dollar Cost Averaging Program.

[bullet] Market Value Adjustment


The second paragraph of the section entitled "Market Value Adjustment" in the SUMMARY on page 5 of the Prospectus has been replaced with the following:

This provision does not apply to (1) amounts transferred on the Maturity Date;
(2) amounts transferred under the Maturity Value Transfer Provision; (3) amounts distributed under one of the Systematic Distribution Options described in the Contract Prospectus; and (4) amounts transferred from a Guaranteed Term in connection with the Dollar Cost Averaging Program described in the Contract Prospectus. However, if the Certificate Holder discontinues the Dollar Cost Averaging Program and the amounts in it are transferred in accordance with the Company's terms and conditions governing Guaranteed Terms, to another Guaranteed Term, a market value adjustment will apply.

[bullet] Maturity of a Guaranteed Term

The second paragraph of the section entitled "Maturity of a Guaranteed Term" in the SUMMARY on page 5 of the Prospectus has been replaced with the following:

If the Company does not receive direction from the Certificate Holder by the Maturity Date, the Matured Term Value will be reinvested in the Guaranteed Account for a new Guaranteed Rate and Term under the then current Deposit Period. The new Guaranteed Term will have the same length to maturity as the Guaranteed Term that is maturing. If such a Guaranteed Term is not available, the transfer will be to the next shortest available Guaranteed Term or if no shorter Guaranteed Term is available, to the next longer available Guaranteed Term. (See "Maturity of a Guaranteed Term").

[bullet] Contributions to the Guaranteed Account

The section entitled "Contributions to the Guaranteed Account" in the DESCRIPTION OF THE ALIAC GUARANTEED ACCOUNT on page 7 has been replaced with the following:

Amounts may be invested in the Guaranteed Account for the Guaranteed Terms and at the Guaranteed Rates available during the then current Deposit Period by allocating all or a portion of your Purchase Payment(s) to the Guaranteed Account. You may also elect to transfer accumulated values from other funding options available under the Contract or from other Guaranteed Terms of the Guaranteed Account to the Guaranteed Account, subject to the transfer limitations described in the Contract. The Company may also limit the number of Guaranteed Terms an individual may select. At this time, if the Certificate Holder has the Dollar Cost Averaging Program in effect in a Guaranteed Term and wishes to add an additional deposit to be dollar cost averaged, all amounts to be dollar cost averaged will have to be combined and the dollar cost averaging amounts will be recalculated. This will affect the duration of amounts in the Guaranteed Term.

The Company reserves the right to limit the number of investment options selected during the Accumulation Period. At this time there is no limit on the number of investment options selected during the Accumulation Period, but the number of investment options that may be selected at any one time by a Certificate Holder is limited to 18. Each Guaranteed Term is counted as one investment option. There is no minimum amount required if investments come from Purchase Payments; however, you must meet the minimum purchase amounts that are set forth in your Contract. There is a $500 minimum for transfers from other funding options.

Amounts invested in the Guaranteed Account during a Deposit Period may not be transferred during that Deposit Period or for 90 days after the close of that Deposit Period, except in connection with the Maturity Value Transfer Provision, the Dollar Cost Averaging Program or the cessation by the Certificate Holder of the Dollar Cost Averaging Program in certain circumstances, or the selection of a Systematic Distribution Option available under the Contract for periodic or systematic distributions (see "Transfers").

[bullet] Guaranteed Rates

The first paragraph of the section entitled "Guaranteed Rates" in the DESCRIPTION OF THE ALIAC GUARANTEED ACCOUNT on page 7 has been replaced with the following:

Guaranteed Rates are the interest rates that are guaranteed by the Company to be credited on amounts invested during a Deposit Period for a specific Guaranteed Term. The Company may offer different Guaranteed Rates on Guaranteed Terms of the same duration and may have certain restrictions apply to the use of any Guaranteed Terms such as, but not limited to, the requirement of the use of the Dollar Cost Averaging Program. The Company may also limit the number of Guaranteed Terms an individual may select. Guaranteed Rates are annual effective yields, reflecting a full year's interest. The interest is credited daily at a rate that will produce the guaranteed annual effective yield over the period of one year.

[bullet] Maturity of a Guaranteed Term

The second paragraph of the section entitled "Maturity of a Guaranteed Term" in the DESCRIPTION OF THE ALIAC GUARANTEED ACCOUNT on page 8 of the Prospectus has been replaced with the following:

If no direction from the Certificate Holder is received by the Company at its Home Office by the Maturity Date, the Company will automatically reinvest the Matured Term Value in the Guaranteed Account during the new Deposit Period. The Matured Term Value will be invested for a Guaranteed Term having the same length to maturity as the Guaranteed Term that is maturing. If such a term is not available, the transfer will be to the next shortest available Guaranteed Term. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. The new Guaranteed Term may have a different length of time to maturity than the maturing Guaranteed Term. For example, if a 3-year Guaranteed Term matures and no direction is received, and a 3-year Guaranteed Term is not available in the current Deposit Period, but a 1 year Guaranteed Term is available for maturities, the Matured Term Value may be reinvested in the 1 year Guaranteed Term, which is the next shortest Guaranteed Term then available.

[bullet] Transfers

The first and second paragraphs of the section entitled "Transfers" in the TRANSFERS AND WITHDRAWALS on page 9 of the Prospectus has been replaced with the following:

As described in the Contract Prospectus, all or any portion of accumulated values under the Contract may be transferred to the Guaranteed Account or to other funding options available under the Contract. The Company reserves the right to limit the number of investment options selected during the Accumulation Period. At this time there is no limit on the number of investment options selected during the Accumulation Period, but the number of investment options that may be selected at any one time by a Certificate Holder is limited to 18. Each Guaranteed Term is counted as one investment option. The minimum amount that may be transferred from other investment options to the Guaranteed Account is $500.

Amounts applied to a Guaranteed Term during a Deposit Period may not be transferred to any other funding option or to another Guaranteed Term during that Deposit Period or for 90 days after the close of that Deposit Period. This restriction does not apply to the selection of Systematic Distribution Options available under the Contract or to transfers relating to the Dollar Cost Averaging Program. However, if the Certificate Holder discontinues the Dollar Cost Averaging Program, the Company may require that all amounts in that Guaranteed Term be transferred into another Guaranteed Term in accordance with the Company's terms and conditions governing Guaranteed Terms. A market value adjustment will apply. (See Contract Prospectus).

[bullet] Market Value Adjustment

This section replaces the first paragraph in the MARKET VALUE ADJUSTMENT on page 10 of the Prospectus with the following:

A Market Value Adjustment ("MVA") is applied to amounts transferred or withdrawn from the Guaranteed Account before the Maturity Date, including transfers made in order to elect a nonlifetime Annuity Option, but excluding transactions under the Maturity Value Transfer Provision, transfers made in connection with the Dollar Cost Averaging Program (unless the transfer is made as a result of the discontinuance by the Certificate Holder of the Dollar Cost Averaging Program.-- See "Transfers"), and amounts withdrawn under one of the Systematic Distribution Options.

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)


                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
PART I. FINANCIAL INFORMATION (unaudited)

Item 1. Financial Statements

          Consolidated Statements of Income...............................   3
          Consolidated Balance Sheets.....................................   4
          Consolidated Statements of Changes in Shareholder's Equity......   5
          Consolidated Statements of Cash Flows...........................   6
          Condensed Notes to Consolidated Financial Statements............   7
          Independent Auditors' Review Report.............................  11

PART I. FINANCIAL INFORMATION
Item 1. Financial Statements

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

                        Consolidated Statements of Income
                                   (millions)

                                                       3 Months Ended September 30,            9 Months Ended September 30,
                                                       ----------------------------            ----------------------------
                                                          1997              1996                 1997                1996
                                                          ----              ----                 ----                ----
Revenue:
  Premiums                                                $68.2             $35.5               $200.1                 $99.9
  Charges assessed against policyholders                  127.7              99.1                350.2                 289.3
  Net investment income                                   269.5             259.7                804.9                 771.8
  Net realized capital gains                                8.8               0.1                 17.9                  17.2
  Other income                                              9.6               9.4                 28.8                  34.6
                                                          -----             -----              -------               -------
        Total revenue                                     483.8             403.8              1,401.9               1,212.8

Benefits and expenses:
  Current and future benefits                             286.5             245.6                853.4                 719.1
  Operating expenses                                       84.5              84.6                247.3                 261.3
  Amortization of deferred policy acquisition costs        40.1              17.9                 92.4                  46.6
  Severance and facilities charges                          -                47.3                  -                    61.3
                                                          -----             -----              -------               -------
       Total benefits and expenses                        411.1             395.4              1,193.1               1,088.3

                                                          -----             -----              -------               -------
Income before income taxes                                 72.7               8.4                208.8                 124.5

  Income taxes                                             21.3               1.4                 63.9                  34.3
                                                          -----             -----              -------               -------

Net income                                                $51.4              $7.0               $144.9                 $90.2
                                                          =====             =====              =======               =======




See Condensed Notes to Consolidated Financial Statements.


                                      (3)

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

                           Consolidated Balance Sheets
                          (millions, except share data)

                                                                         September 30,         December 31,
Assets                                                                        1997                 1996
------                                                                        ----                 ----
Investments:
  Debt securities available for sale, at fair value
    (amortized cost:  $12,736.4 and $12,539.1)                              $13,257.1           $12,905.5
  Equity securities, available for sale:
    Nonredeemable preferred stock (cost:  $143.4 and $107.6)                    166.5               119.0
    Investment in affiliated mutual funds (cost:  $42.0 and $77.3)               55.1                81.1
    Common stock                                                                   .8                  .3
  Short-term investments                                                        111.8                34.8
  Mortgage loans                                                                 12.9                13.0
  Policy loans                                                                  453.7               399.3
                                                                            ---------           ---------
       Total investments                                                     14,057.9            13,553.0

Cash and cash equivalents                                                       614.2               459.1
Accrued investment income                                                       183.0               159.0
Premiums due and other receivables                                               37.3                26.6
Deferred policy acquisition costs                                             1,620.6             1,515.3
Reinsurance loan to affiliate                                                   474.4               628.3
Other assets                                                                     40.1                33.7
Separate accounts assets                                                     21,494.5            15,318.3
                                                                            ---------           ---------
       Total assets                                                         $38,522.0           $31,693.3
                                                                            =========           =========

Liabilities and Shareholder's Equity
------------------------------------
Liabilities:
  Future policy benefits                                                     $3,757.8            $3,617.0
  Unpaid claims and claim expenses                                               28.0                28.9
  Policyholders' funds left with the Company                                 11,074.5            10,663.7
                                                                            ---------           ---------
       Total insurance reserve liabilities                                   14,860.3            14,309.6
  Other liabilities                                                             295.2               354.7
  Income taxes:
    Current                                                                      37.1                20.7
    Deferred                                                                     74.8                80.5
  Separate accounts liabilities                                              21,468.6            15,318.3
                                                                            ---------           ---------
       Total liabilities                                                     36,736.0            30,083.8
                                                                            ---------           ---------

Shareholder's equity:
  Common stock, par value $50 (100,000 shares
   authorized; 55,000 shares issued and outstanding)                              2.8                 2.8
  Paid-in capital                                                               418.0               418.0
  Net unrealized capital gains                                                   96.7                60.5
  Retained earnings                                                           1,268.5             1,128.2
                                                                            ---------           ---------
       Total shareholder's equity                                             1,786.0             1,609.5
                                                                            ---------           ---------

         Total liabilities and shareholder's equity                         $38,522.0           $31,693.3
                                                                            =========           =========

See Condensed Notes to Consolidated Financial Statements.


                                      (4)

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

           Consolidated Statements of Changes in Shareholder's Equity
                                   (millions)



                                                    9 Months Ended September 30,
                                                    ----------------------------
                                                      1997               1996
                                                      ----               ----

Shareholder's equity, beginning of year             $1,609.5           $1,583.0

Net change in unrealized capital gains                  36.2              (93.4)

Net income                                             144.9               90.2

Common stock dividends                                  (8.3)              (1.5)

Other changes                                            3.7                -
                                                    --------           --------

Shareholder's equity, end of period                 $1,786.0           $1,578.3
                                                    ========           ========





See Condensed Notes to Consolidated Financial Statements.


                                      (5)

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

                      Consolidated Statements of Cash Flows
                                   (millions)

                                                                            9 Months Ended September 30,
                                                                            ----------------------------
                                                                                1997           1996
                                                                                ----           ----
Cash Flows from Operating Activities:
         Net income                                                           $144.9            $90.2
         Adjustments to reconcile net income to net cash provided by
           (used for) operating activities:
         Increase in accrued investment income                                 (24.0)           (13.0)
         Increase  in premiums due and other receivables                        (8.8)            (2.3)
         Increase in policy loans                                              (54.4)           (29.5)
         Increase in deferred policy acquisition costs                        (105.3)          (127.2)
         Decrease in reinsurance loan to affiliate                             153.9             22.1
         Net increase in universal life account balances                       224.1            172.5
         Decrease in other insurance reserve liabilities                      (165.5)          (125.2)
         Net (decrease) increase in other liabilities and other assets        (122.4)           126.8
         Decrease in income taxes                                               (3.9)           (23.5)
         Net accretion of discount on investments                              (51.9)           (51.1)
         Net realized capital gains                                            (17.9)           (17.2)
                                                                            --------       ----------
               Net cash (used for) provided by operating activities            (31.2)            22.6
                                                                            --------       ----------

Cash Flows from Investing Activities:
         Proceeds from sales of:
             Debt securities available for sale                              3,828.5          3,830.6
             Equity securities                                                  61.3            114.5
             Mortgage loans                                                      0.1              8.6
         Investment maturities and collections of:
            Debt securities available for sale                                 966.8            681.8
            Short-term investments                                              43.2             21.5
         Cost of investment purchases in:
            Debt securities available for sale                              (4,811.0)        (4,996.5)
            Equity securities                                                  (53.6)           (63.7)
            Short-term investments                                            (120.1)           (35.5)
        Other, net                                                               -               (9.1)
                                                                            --------       ----------
               Net cash used for investing activities                          (84.8)          (447.8)
                                                                            --------       ----------

Cash Flows from Financing Activities:
         Deposits and interest credited for investment contracts             1,230.2          1,140.6
         Withdrawals of investment contracts                                  (925.8)          (860.7)
         Dividends paid to shareholder                                          (8.3)            (1.5)
         Capital contribution to Separate Account                              (25.0)             -
                                                                            --------       ----------
               Net cash provided by financing activities                       271.1            278.4
                                                                            --------       ----------

Net increase (decrease) in cash and cash equivalents                           155.1           (146.8)
Cash and cash equivalents, beginning of period                                 459.1            568.8
                                                                            --------       ----------

Cash and cash equivalents, end of period                                      $614.2           $422.0
                                                                            ========       ==========

Supplemental cash flow information:
    Income taxes paid, net                                                     $68.7            $61.4
                                                                            ========       ==========

See Condensed Notes to Consolidated Financial Statements.


                                      (6)

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

              Condensed Notes to Consolidated Financial Statements


1.   Basis of Presentation

     The consolidated financial statements include Aetna Life Insurance and Annuity Company and its wholly owned subsidiaries, Aetna Insurance Company of America and Aetna Private Capital, Inc. (collectively, the "Company"). Aetna Life Insurance and Annuity Company is a wholly owned subsidiary of Aetna Retirement Holdings, Inc. ("HOLDCO"). HOLDCO is a wholly owned subsidiary of Aetna Retirement Services, Inc., whose ultimate parent is Aetna Inc. ("Aetna").

     These consolidated financial statements have been prepared in accordance with generally accepted accounting principles and are unaudited. Certain reclassifications have been made to 1996 financial information to conform to the 1997 presentation. These interim statements necessarily rely heavily on estimates, including assumptions as to annualized tax rates. In the opinion of management, all adjustments necessary for a fair statement of results for the interim periods have been made. All such adjustments are of a normal, recurring nature. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes as presented in the Company's 1996 Annual Report on Form 10-K. Certain financial information that is normally included in annual financial statements prepared in accordance with generally accepted accounting principles, but that is not required for interim reporting purposes, has been condensed or omitted.

2.   Future Application of Accounting Standards

     Financial Accounting Standard ("FAS") No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, was issued in June 1996 and provides accounting and reporting standards for transfers of financial assets and extinguishments of liabilities.

     FAS No. 125 is effective for 1997 financial statements; however, certain provisions relating to accounting for repurchase agreements and securities lending are not effective until January 1, 1998. Provisions effective in 1997 did not have a material effect on the Company's financial position or results of operations. The Company does not expect adoption of this statement for provisions effective in 1998 to have a material effect on its financial position or results of operations.

     FAS No. 130, Reporting Comprehensive Income, was issued in June 1997 and establishes standards for the reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income encompasses all changes in shareholder's equity (except those arising from transactions with owners) and includes net income, net unrealized capital gains or losses on available for sale securities. As this new standard only requires additional information in a financial statement, it will not affect the Company's financial position or results of operations. FAS No. 130 is effective for fiscal years beginning after December 15, 1997, with earlier application permitted. The Company is currently evaluating the presentation alternatives permitted by the statement.


                                      (7)

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

              Condensed Notes to Consolidated Financial Statements
                                   (Continued)

2.   Future Application of Accounting Standards - continued

     FAS No. 131, Disclosures about Segments of an Enterprise and Related Information, was issued in June 1997 and establishes standards for the reporting of information relating to operating segments in annual financial statements, as well as disclosure of selected information in interim financial reports. This statement supersedes FAS No. 14, Financial Reporting for Segments of a Business Enterprise, which requires reporting segment information by industry and geographic area (industry approach). Under FAS No. 131, operating segments are defined as components of a company for which separate financial information is available and is used by management to allocate resources and assess performance (management approach). This statement is effective for year-end 1998 financial statements. Interim financial information will be required beginning in 1999 (with comparative 1998 information). The Company does not anticipate that this standard will significantly impact the composition of its current operating segments, which are consistent with the management approach.

3.   Financial Instruments

     The Company engages in hedging activities to manage interest rate and price risks. Such hedging activities have principally consisted of using off-balance sheet instruments such as futures and forward contracts and interest rate swap agreements. There were no such contracts or agreements open as of September 30, 1997.


                                      (8)

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

              Condensed Notes to Consolidated Financial Statements
                                   (Continued)


4.   Severance and Facilities Charges

     In the second quarter of 1996, the Company was allocated severance and facilities reserves from Aetna to reflect actions taken or to be taken to reduce the level of corporate expenses and other costs previously absorbed by Aetna's property-casualty operations.

     In the third quarter of 1996, the Company established severance and facilities reserves in the Financial Services and Individual Life Insurance segments to reflect actions taken or to be taken in order to make its businesses more competitive.

     Activity for the nine months ended September 30, 1997 within the severance and facilities reserves (pretax, in millions) and positions eliminated related to such actions were as follows:

                                                         Reserve      Positions
     --------------------------------------------------------------------------

     Balance at December 31, 1996                        $ 47.9          524
     Actions taken (1)                                    (19.5)        (129)
                                                      -------------------------
        Balance at September 30, 1997                    $ 28.4          395
     --------------------------------------------------------------------------

     (1) Includes $9.9 million of severance-related actions and $7.0 million of corporate allocation-related actions.

     The Company's severance actions are expected to be substantially completed by March 31, 1998. The corporate allocation actions and vacating of certain leased office space are expected to be substantially completed in 1997.



5.   Related Party Transactions

     Effective December 31, 1988, the Company entered into a reinsurance agreement with Aetna Life Insurance Company ("Aetna Life") in which substantially all of the nonparticipating individual life and annuity business written by Aetna Life prior to 1981 was assumed by the Company. Effective January 1, 1997, this agreement has been amended to transition (based on underlying investment rollover in Aetna Life) from a modified coinsurance to a coinsurance arrangement. As a result of this change, reserves will be ceded to the Company from Aetna Life as investment rollover occurs and the loan previously established will be reduced.


                                      (9)

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

              Condensed Notes to Consolidated Financial Statements
                                   (Continued)


6.   Litigation

     The Company is involved in numerous lawsuits arising, for the most part, in the ordinary course of its business operations. While the ultimate outcome of litigation against the Company cannot be determined at this time, after consideration of the defenses available to the Company and any related reserves established, it is not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

7.   Dividends

     On June 27, 1997 and August 15, 1997, the Company paid a $5.3 million and $3.0 million, respectively, dividend to HOLDCO. The additional amount of dividends that may be paid by the Company to HOLDCO in 1997 without prior approval by the Insurance Commissioner of the State of Connecticut is $62.8 million.



                                      (10)

                       Independent Auditors' Review Report


The Board of Directors
Aetna Life Insurance and Annuity Company:

We have reviewed the accompanying condensed consolidated balance sheet of Aetna Life Insurance and Annuity Company and Subsidiaries as of September 30, 1997, and the related condensed consolidated statements of income for the three-month and nine-month periods ended September 30, 1997 and 1996, and the related condensed consolidated statements of changes in shareholder's equity and cash flows for the nine-month periods ended September 30, 1997 and 1996. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Aetna Life Insurance and Annuity Company and Subsidiaries as of December 31, 1996, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for the year then ended (not presented herein); and in our report dated February 4, 1997, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1996, is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                                   /s/ KPMG PEAT MARWICK LLP


November 3, 1997
Hartford, Connecticut


                                      (11)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

Not Applicable

Item 15. Indemnification of Directors and Officers

Reference is hereby made to Section 33-771(f) of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and Section 33-776(4) regarding indemnification of officers, employees and agents of Connecticut corporations. These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall indemnify their officers, directors, employees and agents against "liability" (defined as the obligation to pay a judgment, settlement, penalty, fine, excise tax in the case of an employee benefit plan or reasonable expenses incurred with respect to a proceeding). In the case of a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party. The corporation's obligation to provide such indemnification does not apply unless
(1) the individual has met the standard of conduct set forth in Section 33-771; and (2) a determination is made (by majority vote of a quorum of the board of directors who were not parties to the proceeding, or if a quorum cannot be obtained, by a committee of the board selected as described in Section 33-775(b)(2); by special legal counsel selected by the board of directors or members thereof as described in Section 33-775(b)(3); by shareholders) that the individual met the standard set forth in Section 33-771; or (3) the court, upon application by the individual, determines in view of all the circumstances that such person is reasonably entitled to be indemnified. Also, unless limited by its Certificate of Incorporation, a corporation must indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because of his relationship as director, officer, employee or agent of the corporation.

The statute does specifically authorize a corporation to procure indemnification insurance on behalf of an individual who is or was a director, officer, employer or agent of the corporation. Consistent with the statute, Aetna Inc. has procured insurance from Lloyd's of London and several major United States excess insurers for its directors and officers and the directors and officers of its subsidiaries, including the Depositor.

Item 16. Exhibits and Financial Statement Schedules

     Exhibits

          (4) Instruments Defining the Rights of Security Holders:

               (a)  Variable Annuity Contract G-MP1(5/97)(1)
               (b)  Variable Annuity Contract Certificate MP1CERT(5/97)(1)
               (c)  Variable Annuity Contract I-MP1(5/97)(1)
               (d)  Variable Annuity Contract G-MP1(5/96)(2)
               (e)  Variable Annuity Contract Certificate MP1CERT(5/96)(2)
               (f)  Variable Annuity Contract I-MP1(5/96)(2)
               (g)  Variable Annuity Contract G-CDA-96(NY)(2)
               (h)  Variable Annuity Contract Certificate GMCC-96(NY)(2)
               (i) Variable Annuity Contracts and Certificates G-CDA-IC(NQ), G-CDA-IC(IR), I-CDA-IC(NQ/MP), I-CDA-IC(IR/MP),
                    GMCC-IC(NQ)(3)
               (j)  Variable Annuity Contracts and Certificates G-CDA-IC(IR/NY),
                    GMCC-IC(IR/NY), G-CDA-IC(NQ/NY), and GMCC-IC(NQ/NY)(4)
               (k)  Endorsements MP1IRA(5/97) and I-MP1IRA(5/97) to Contracts
                    G-MP1(5/96) and MP1CERT(5/96)(2)
               (l) Endorsements MP1QP(5/97) and I-MP1QP(5/97) to Contracts G-MP1(5/96) and MP1CERT(5/96)(2)
               (m) Endorsements MP1TDA(5/97) and I-MP1TDA(5/97) to Contracts G-MP1(5/96) and MP1CERT(5/96)(2)
               (n) Endorsements MP1DC(5/97) and I-MP1DC(5/97) to Contracts G-MP1(5/96) and MP1CERT(5/96)(2)
               (o) Endorsement G-MP1IRA(11/96) to Contracts G-CDA-96(NY) and GMCC-96(NY)(2)
               (p)  Endorsements MP1END(5/97) and I-MP1END (5/97)
                    to Contracts GMP1(5/96) and MP1CERT(5/96)(2)
               (q) Endorsement MP1END(9/97) to Contract G-MP1(5/97) and Certificate MP1CERT(5/97)(1)
               (r)  Endorsement I-MP1END(9/97) to Contract I-MP1(5/97)(1)
               (s)  Variable Annuity Contract Application (300-MAR-IB)(5)
               (t)  Variable Annuity Contract Application (710.6.13)(5)
               (u) Form of Aetna Growth Plus Group Variable, Fixed or Combination Annuity Contract (Nonparticipating) (G-CDA-GPI(4/94))(6)
               (v) Form of Aetna Growth Plus Individual Variable, Fixed or Combination Annuity Contract (Nonparticipating) (I-CDA-GPI(4/94))(6)
               (w) Form of Certificate of Group Annuity Coverage (GP1CERT(4/94))(6)

               (x) Form of Variable Fixed or Combination Annuity Contract (Nonparticipating) (I-GP1(5/96))(7)
               (y) Form of Group Variable, Fixed or Combination Annuity Conract (nonparticipating (G-GP1(5/96))(7)
               (z) Form of Certificate of Group Annuity Coverage (GP1CERT(5/96))(7)
               (aa) Form of Endorsement (GP1END(5/97)) to Contract
                    G-GP1(5/96)(7)
               (bb) Form of Application for Aetna Growth Plus Group Variable,
                    Fixed or Combination Annuity Contract (Nonparticipating) (GP1APP(4/94))(6)
               (cc) Form of Application for Aetna Growth Plus Individual
                    Variable, Fixed or Combination Annuity Contract (Nonparticipating) (I-GP1APP(4/94))(6)
           (5)      Opinion re Legality
           (10) Material contracts are listed under Exhibit 10 in the Company's Form 10-K for the fiscal year ended December 31, 1996 (File No. 33-23376), as filed electronically with the Commission on March 28, 1997 (Accession No. 0000912057-97-010670). Each of the Exhibits so listed is incorporated by reference as indicated in the Form 10-K.
           (15)   Letter Re: Unaudited Interim Financial Information
           (23)   (a) Consent of Independent Auditors
                  (b) Consent of Legal Counsel (Included in Item (5) above)
           (24)   (a) Powers of Attorney(1)
                  (b) Certificate of Resolution Authorizing Signature by Power
                      of Attorney(8)
           (27)   Financial Data Schedule

Exhibits other than those listed above are omitted because they are not required or are not applicable.

1. Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 33-34370), as filed electronically on September 29, 1997 (Accession No. 0000950146-97-001485).
2. Incorporated by reference to Post-Effective Amendment No. 26 to Registration Statement on Form N-4 (File No. 33-34370), as filed electronically on February 21, 1997 (Accession No. 0000950146-97-000226).
3. Incorporated by reference to Post-Effective Amendment No. 15 to Registration Statement on Form N-4 (File No. 33-34370), as filed on April 19, 1994.
4. Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 33-87932), as filed electronically on September 19, 1995 (Accession No. 0000950109-95-003821).
5. Incorporated by reference to Post-Effective Amendment No. 29 to Registration Statement on Form N-4 (File No. 33-34370), as filed electronically on August 18, 1997 (Accession No. 0000950146-97-001290).
6. Incorporated by reference to Registration Statement on Form N-4 (File No. 33-79122), as filed on May 18, 1994.

7. Incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 (File No. 33-79122), as filed electronically on April 22, 1997 (Accession No. 0000950146-97-00631).
8. Incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 33-75986), as filed electronically on April 12, 1996 (Accession No. 0000912057-96-006383).

Item 17. Undertakings

     The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

     (a) Rule 415 offerings:

         (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (h) Request for Acceleration of Effective Date:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 18. Financial Statements and Schedules

Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 (File No. 333-24645) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, State of Connecticut, on this 18th day of November, 1997.

                                              By: AETNA LIFE INSURANCE AND
                                                  ANNUITY COMPANY

                                              By:  Thomas J. McInerney*
                                                  -----------------------------
                                                   Thomas J. McInerney
                                                   President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                                                               Date

Thomas J. McInerney*                  Director and President                                         )
------------------------------------  (principal executive officer)                                  )
Thomas J. McInerney                                                                                  )
                                                                                                     )
                                                                                                     )
Timothy A. Holt*                      Director and Chief Financial Officer                           )    November
-----------------------------------                                                                  )
Timothy A. Holt                                                                                      )    18, 1997
                                                                                                     )
                                                                                                     )
Christopher J. Burns*                 Director                                                       )
------------------------------------                                                                 )
Christopher J. Burns                                                                                 )
                                                                                                     )
                                                                                                     )
J. Scott Fox*                         Director                                                       )
------------------------------------                                                                 )
J. Scott Fox                                                                                         )
                                                                                                     )
                                                                                                     )
John Y. Kim*                          Director                                                       )
------------------------------------                                                                 )
John Y. Kim                                                                                          )
                                                                                                     )
                                                                                                     )
Shaun P. Mathews*                     Director                                                       )
------------------------------------                                                                 )
Shaun P. Mathews                                                                                     )


Deborah Koltenuk*                     Vice President and Treasurer,                                  )
------------------------------------  Corporate Controller                                           )
Deborah Koltenuk                                                                                     )


By:  /s/ Julie E. Rockmore
     --------------------------------------------
      Julie E. Rockmore
      *Attorney-in-Fact

                          EXHIBIT INDEX


Exhibit No.   Exhibit                                                     Page

16(4)         Instruments Defining the Rights of Security Holders:

16(4)(a)      Variable Annuity Contract G-MP1(5/97)                        *

16(4)(b)      Variable Annuity Contract Certificate MP1CERT(5/97)          *

16(4)(c)      Variable Annuity Contract I-MP1(5/97)                        *

16(4)(d)      Variable Annuity Contract G-MP1(5/96)                        *

16(4)(e)      Variable Annuity Contract Certificate MP1CERT(5/96)          *

16(4)(f)      Variable Annuity Contract I-MP1(5/96)                        *

16(4)(g)      Variable Annuity Contract G-CDA-96(NY)                       *

16(4)(h)      Variable Annuity Contract Certificate GMCC-96(NY)            *

16(4)(i)      Variable Annuity Contracts and Certificates G-CDA-IC(NQ),    *
              G-CDA-IC(IR), I-CDA-IC(NQ/MP), I-CDA-IC(IR/MP),
              GMCC-IC(NQ)

16(4)(j) Variable Annuity Contracts and Certificates G-CDA-IC(IR/NY), * GMCC-IC(IR/NY), G-CDA-IC(NQ/NY), and
              GMCC-IC(NQ/NY)

16(4)(k)      Endorsements MP1IRA(5/97) and I-MP1IRA(5/97) to Contracts    *
              G-MP1(5/96) and MP1CERT(5/96)

16(4)(l)      Endorsements MP1QP(5/97) and I-MP1QP(5/97) to Contracts      *
              G-MP1(5/96) and MP1CERT(5/96)

16(4)(m)      Endorsements MP1TDA(5/97) and I-MP1TDA(5/97) to Contracts    *
              G-MP1(5/96) and MP1CERT(5/96)


*Incorporated by reference

Exhibit No.   Exhibit                                                                               Page
16(4)(n)      Endorsements MP1DC(5/97) and I-MP1DC(5/97) to Contracts                                *
              G-MP1(5/96) and MP1CERT(5/96)

16(4)(o)      Endorsement G-MP1IRA(11/96) to Contracts G-CDA-96(NY)and GMCC-96(NY)                   *

16(4)(p)      Endorsements MP1END(5/97) and I-MP1END (5/97) to Contracts GMP1(5/96) and              *
              MP1CERT(5/96)

16(4)(q)      Endorsement MP1END(9/97) to Contract G-MP1(5/97) and Certificate                       *
              MP1CERT(5/97)

16(4)(r)      Endorsement I-MP1END(9/97) to Contract I-MP1(5/97)                                     *

16(4)(s)      Variable Annuity Contract Application (300-MAR-IB)                                     *

16(4)(t)      Variable Annuity Contract Application (710.6.13)                                       *

16(4)(u)      Form of Aetna Growth Plus Group Variable, Fixed or Combination Annuity Contract        *
              (Nonparticipating) (G-CDA-GPI(4/94))

16(4)(v)      Form of Aetna Growth Plus Individual Variable, Fixed or Combination Annuity            *
              Contract (Nonparticipating) }
              (I-CDA-GPI(4/94))

16(4)(w)      Form of Certificate of Group Annuity Coverage (GP1CERT(4/94))                          *

16(4)(x)      Form of Variable Fixed or Combination Annuity Contract (Nonparticipating)              *
              (I-GP1(5/96))

16(4)(y)      Form of Group Variable, Fixed or Combination Annuity Conract (nonparticipating         *
              (G-GP1(5/96))

16(4)(z)      Form of Certificate of Group Annuity Coverage (GP1CERT(5/96))                          *

16(4)(aa)     Form of Endorsement (GP1END(5/97)) to Contract G-GP1(5/96)                             *

16(4)(bb)     Form of Application for Aetna Growth Plus Group Variable, Fixed or Combination         *
              Annuity Contract (Nonparticipating) (GP1APP(4/94))

*Incorporated by reference

Exhibit No.            Exhibit                                                                      Page
16(4)(cc)     Form of Application for Aetna Growth Plus Individual Variable, Fixed or                *
              Combination Annuity Contract (Nonparticipating)
              (I-GP1APP(4/94))

16(5)         Opinion re Legality
                                                                                                 -----------------

16(10)        Material contracts are listed under Exhibit 10 in the Company's Form 10-K for          *
              the fiscal year ended December 31, 1996 (File No. 33-23376), as filed electronically with the Commission on March 28, 1997 (Accession No.
              0000912057-97-010670).  Each of the Exhibits so listed is incorporated by reference as indicated in the Form 10-K.

16(15)        Letter re unaudited interim financial information                                  -----------------

16(23)(a)     Consent of Independent Auditors
                                                                                                 -----------------

16(23)(b)     Consent of Legal Counsel (Included in Item (5) above)                                  *

16(24)(a)     Powers of Attorney                                                                     *

16(24)(b)     Certificate of Resolution Authorizing Signature by Power of Attorney                   *

16(27)        Financial Data Schedule
                                                                                                 -----------------

*Incorporated by reference